Exhibit 10.6

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DATED the 16th day of December 2020

ACCELERATE TECHNOLOGIES PTE. LTD.

AND

CYTOMED THERAPEUTICS PTE LTD

LICENCE AGREEMENT

[*****]

ACCELERATE-CytoMed Therapeutics Pte Ltd LA – 16 December 2020

LICENCE AGREEMENT

THIS LICENCE AGREEMENT is entered into on 16th day of December 2020

BETWEEN

ACCELERATE TECHNOLOGIES PTE. LTD. (Co. Reg. No. 199503187D), a company incorporated in Singapore and having its place of business at 1 Fusionopolis Way, #19-10 Connexis North, Singapore 138632 (hereinafter referred to as “ACCELERATE”);

AND

CYTOMED THERAPEUTICS PTE. LTD. (UEN: 201808327H and having its place of business at 21 Bukit Batok Crescent, #17-80 WCEGA Tower, Singapore 658065 (hereinafter referred to as “CYTOMED” or ‘Licensee’)

ACCELERATE and Licensee shall each be called a “Party” and collectively be referred to as the “Parties”.

RECITALS

A.	ACCELERATE has the right to license or sub-license the technology (more particularly defined in Schedule 1 (“Modified human K562 cells”) (Accelerate Ref. [*****]) and is entitled to grant the rights under this Agreement to Licensee.

B.	Licensee wishes to acquire rights to license and use Modified human K562 cells, in the Field subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, ACCELERATE and Licensee hereby agree as follows: -

1.	Definitions

In this Agreement the following terms shall have the following meanings unless otherwise required by the context: -

Confidential Information means any and all proprietary or confidential information disclosed by one Party (“Discloser”) to the other Party (“Recipient”) at any time and from time to time during the Term of this Agreement and which is expressly marked “Confidential” or with words of similar import. Information disclosed which is not capable of being so marked shall be summarized in writing within [*****] of such disclosure, marked “Confidential” or with words of similar import and sent to the Recipient. Subject to the foregoing, “Confidential Information” also includes the specific terms and conditions of this Agreement and any such information or data related to Licensee’s use of the Modified human K562 cells. Information shall not be considered confidential to the extent that it:

a.	is publicly disclosed through no fault of Recipient, either before or after it becomes known to the Discloser; or

b.	was known to Recipient prior to the date of this Agreement, provided such knowledge was acquired independently and not from another party hereto (or such party’s employees); or

c.	is subsequently disclosed to Recipient in good faith by a third party who has a right to make such disclosure; or

d.	has been published by a third party as a matter of right.

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Effective Date means the date indicated at the beginning of this Agreement.

Affiliates means any entity or organization that controls, is controlled by or under common control with a Party. For purposes of this Agreement “control” means the possession, direct or indirect, of the power to direct or cause the directions of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. For this Agreement, ACCELERATE’s Affiliates include the Agency for Science, Technology and Research (“A*STAR”) and all the research institutes and centers managed and funded by A*STAR. For purposes of this Agreement, Licensee’s Affiliates comprise CytoMed Therapeutics Pte Ltd’s related corporations (Companies Act (Cap. 50)) which as at date of this Agreement comprise CytoMed Therapeutics (Malaysia) Sdn Bhd (Reg No.:1074609M) ; IPSCBank Pte Ltd (Reg No.: 201914822D); IPSC Depository Sdn Bhd (Reg No.: 1332047T), Puricell Lab Pte Ltd (Reg No.:202031625G) and Advance Cancer Centre Pte Ltd (Reg No.:202003897E).

“Field” means use of the Licensed Product and Modifications by Licensee solely for internal academic, research or investigation only and to include the results of such uses in Licensee’s marketing materials. For clarification, nothing in the definition of Field will preclude Licensee and/or its Affiliates, from using Modified human K562 cells in their own research efforts to develop new Commercial Products (defined below), and to commercialize such new Commercial Products, but only to the extent that any products and/or services that result from such research shall not incorporate any part of the Modified human K562 cells, and the manufacture, use, sale, or import of such new Commercial Products would not otherwise infringe the Technology

“Modified human K562 cells” means the cells and use process (more particularly defined in Schedule 1) including any derivatives thereof.

“Intellectual Property” or “IP” means patent(s), know-how and intellectual property rights (including without limitation patents, copyrights, designs, trade secrets, and rights in Confidential Information) worldwide arising under statutory or common law, and whether or not perfected, and any applications of the foregoing.

“Licensed Products” means the Modified human K562 cells listed in Schedule 1.

Modifications mean substances created by the Licensee which contain/incorporate the Modified human K562 cells.

“Technology” means the use of modified human K562 cells for use in an improved method for the ex vivo expansion of natural killer cells and T cells using auxotrophic artificial antigen-presenting cells (Accelerate Ref: [*****] Modified human K562 cells).

Territory means Singapore and Malaysia.

Term means from the Effective Date, for a period of 5 years, renewable on mutual agreement on similar terms.

“Year” means each period of 365 (or, in the case of a leap year, 366) days from the Effective Date and any subsequent anniversary of that date during the Term.

2.	License Terms and Conditions

2.1.	Grant. ACCELERATE hereby grants to Licensee and its Affiliates in the Territory, a non-exclusive, fee bearing, royalty-free, non-transferable, non-sublicensable and revocable for cause license to use the Licensed Products in respect of the Modified human K562 cells solely in the Field and Territory during the Term.

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2.2.	Licensee agrees and acknowledges that ACCELERATE and its Affiliates retains the right to use the Licensed Products and all Modifications (without any limit in time) for any purposes. For the avoidance of doubt, all new Intellectual Property of whatever nature developed by ACCELERATE or any of its Affiliates shall be owned by ACCELERATE, its Affiliates or their lawful assignees. Nothing in this Agreement shall prejudice ACCELERATE’s right to use and to allow ACCELERATE and ACCELERATE’s Affiliates to use, further develop, license or otherwise commercialise the Licensed Products and any new Intellectual Property developed by ACCELERATE or any of its Affiliates relating to the same, as they deem fit.

2.3.	Restrictions on Use. Licensee agrees on behalf of itself and its Affiliates that: -

2.3.1.	The Licensed Product shall at all times remain the sole property of ACCELERATE and the ACCELERATE Affiliates, and the Licensee does not acquire any rights express or implied, in the Licensed Products,;

2.3.2.	The Licensed Product shall be used only in the Field and no other purpose.

2.3.3.	Except for Licensee’s Affiliates, and subject to the restrictions above, Licensee will not distribute or transfer the Licensed Product or sub-license the rights under this Agreement to any other person or entity or allow any other person or entity to use the Licensed Product for any purpose whatsoever without the prior written permission of ACCELERATE;

2.3.4.	The Licensed Product shall be used only in accordance with the terms of this Agreement and all applicable laws, statutes and regulations;

2.3.5.	Licensed Product shall not be used in human subjects; and

2.3.6.	subject to the Clause 2.2.2, Licensee and its Affiliates are not precluded from commercializing products or services (“Commercial Products”) that may be developed by Licensee and its Affiliates from their use of the rights granted under Clause 2.1, but only to the extent that any Commercial Products that result from such research shall not incorporate any part of the Licensed Product, and the manufacture, use, sale or import of such Commercial Products would not otherwise infringe ACCELERATE’s Intellectual Property rights in the Technology. For clarity, ACCELERATE understands that Licensee and its Affiliates’ customers may use Commercial Products for any lawful purpose without additional payment to ACCELERATE and such use(s) will not be considered a sub-license.

2.4	Payments. In consideration of the license granted pursuant to Clause 2.1 above, Licensee shall pay to ACCELERATE a non-refundable payment of [*****] exclusive of goods and services tax (“License Fee”) as set out in Schedule 1 (“LICENCE FEE”) upon execution of this Agreement excluding Goods & Services Tax and any other applicable taxes, and all such taxes shall be borne by LICENSEE.

2.5	Delivery. If applicable, no less than [*****] after the execution of this Agreement, ACCELERATE agrees to provide Licensee a usable form of the technology comprising Modified human K562 cells to its premises at:

(see Schedule 1)

2.6	Term. Unless terminated earlier pursuant to Clause 7, this License shall continue in force for the duration of the Term.

2.7	The Licensee shall not file any patent or other application claiming any rights over the Licensed Product or any subject of the Licensed Products. Subject to Clause 2.3.1, ACCELERATE and its Affiliates acknowledge and agree that the results of research conducted solely by Licensee and its Affiliates (without any inventive contribution by ACCELERATE or any of its Affiliates) using the Licensed Product in accordance with the terms of this Agreement, save for Modifications, will be owned by Licensee.

2.8	Third Party Licenses. Nothing in this Agreement shall be construed as a grant of a license or any right by ACCELERATE or any ACCELERATEs’ Affiliates to Licensee to use any third-party Intellectual Property rights, information or other property rights. Licensee shall have sole responsibility for obtaining all rights and licenses for the use of any third-party Intellectual Property, information or other property in conjunction with Modified human K562 cells and the Licensed Products.

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3.	Licensee’s Obligations

3.1	Compliance with Laws. Licensee agrees to comply with all applicable laws, rules and regulations in undertaking the activities contemplated under this Agreement, including obtaining any and all permits, forms or permissions that may be required for Licensee to accept delivery of Modified human K562 cells.

3.2	Liability and Indemnity.

3.2.1	ACCELERATE shall not be liable for any loss (howsoever arising and whether direct, consequential, incidental or special), which the Licensee and/or any of its Affiliates may suffer from the use, storage or disposal of the Modified human K562 cells and any results from use thereof, Modifications, or any Commercial Products that result from Licensee’s or its Affiliates’ research using the Modified human K562 cells.

3.2.2	Licensee agrees that it shall be wholly responsible and liable for any breach, act or omission by any of its Affiliates in connection with and/or arising out of this Agreement.

3.2.3	Licensee agrees to indemnify, defend and hold harmless ACCELERATE and ACCELERATEs’ Affiliates, officers, employees and scientists from and against any loss, damage, liability or expense (“Liability”) arising from (i) any claim asserted by any party as to the use of the Licensed Products and Modified human K562 cells, Modifications or any Commercial Products; or (ii) any claims otherwise for personal injury (including death) or damage to physical personal property (excluding Intellectual Property) arising from Licensee’s or its Affiliates’ use of the Licensed Products and Modified human K562 cells pursuant to this Agreement, save where such Liability is caused by the negligence or willful misconduct of ACCELERATE.

3.3	Publicity. Except for the disclosure of this Agreement, including the title and the identification of the Parties which information shall not be deemed to be confidential, no disclosure of the terms of this Agreement may be made by Licensee.

3.4	Use of Name. Save as set out in Clause 3.3, no party shall use the name, trademark or logo of the other party (including ACCELERATE, it Affiliates or any of their employees) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior written permission of the other party, except as may be required by law. Prior to being released or made, a copy of all news releases and advertising material which a party intends to release or make regarding this Agreement shall be provided to the other party for approval, which shall not be unreasonably withheld.

4	Limited Warranty/Liabilities

4.1	ACCELERATE hereby represents and warrants that it has full right and power to grant the rights and license described in this Agreement and to enter into this Agreement. In the event that ACCELERATE or its Affiliates receive notice of any actual or threatened action, suit, inquiry or investigation or declaratory judgment action that questions or threatens validity of any of its Intellectual Property rights in the Licensed Products, ACCELERATE agrees to promptly notify Licensee.

4.2	ACCELERATE MAKES NO OTHER WARRANTIES CONCERNING THE LICENSED PRODUCTS, MODIFICATIONS, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR AS TO RELIABILITY, ACCURACY, VALIDITY OR OTHERWISE OF THE LICENSED PRODUCS AND Modified human K562 cells. ACCELERATE MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF THE LICENSED PRODUCS AND Modified human K562 cells, OR THAT USE OF THE LICENSED PRODUCS WILL BE FREE FROM INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING THE LICENSED PRODUCT COVERED BY THIS AGREEMENT.

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ACCELERATE-CytoMed Therapeutics Pte Ltd, LA _______________________________ 2020

4.3	ACCELERATE shall not be liable to Licensee by reason of any representation or the breach of any implied condition, warranty or other term or any duty at common law or under any statute, or under any express term of this Agreement for any loss, damages, costs, expenses or other claim for compensation whatsoever, whether occasioned by the negligence of ACCELERATE, its servants or agents or otherwise, which arises out of or in connection with this Agreement, or which in any way relates to the Licensed Product, or its use by Licensee. For the avoidance of doubt, in no event shall either Party be liable for consequential or incidental damages arising from breach or breaches of this Agreement.

4.4	Notwithstanding anything to the contrary, ACCELERATE’ total and cumulative liability under this Agreement, however arising, shall not exceed the total sum of monies paid by Licensee to ACCELERATE. The Licensee’s total and cumulative liability under this Agreement, excluding any liability arising under Clauses 3.2.3 and 5.4, shall not exceed the total sum of monies payable by Licensee to ACCELERATE.

5	Intellectual Property Rights

5.1	The Licensee acknowledges that Modified human K562 cells or Modifications are or may be the subject of a patent application not covered under the Technology. Nothing in this Agreement grants any implied or express license or right under any patents or in any know-how or trade secrets or other proprietary rights of ACCELERATE nor any rights to use the Licensed Products, or any product or process related thereto for profit-making or commercial purposes.

5.2	Reservation of Rights. For the avoidance of doubt, nothing in this Agreement shall operate to prevent or prohibit A*STAR, ACCELERATE, or any research institute funded and/or managed by A*STAR from using, licensing or otherwise commercializing Modified human K562 cells.

5.3	Infringement Actions. ACCELERATE shall have the right, at its option and expense, to prosecute and defend any and all infringements provided that all damages, costs or other benefits obtained as a result belongs to ACCELERATE. ACCELERATE may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense and Licensee agrees to provide reasonable assistance which ACCELERATE may require in any litigation including the execution of all necessary legal documents.

5.4	Indemnification by Licensee. Licensee will indemnify, defend and hold harmless ACCELERATE and its Affiliates, and its and their officers, directors, employees and agents (each a “ACCELERATE Indemnified Party”) from and against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon any and all ACCELERATE Indemnified Parties in connection with any third party claims, suits, actions, demands or judgments (“Claim”) for personal injury or tangible property damage relating directly to Licensee’s use of the Modified human K562 cells except to the extent that such Claim arises out of or results from the negligence, willful misconduct or breach of ACCELERATE.

6	Proprietary Rights/Confidentiality

6.1	Licensee acknowledges that Modified human K562 cells may contain Confidential Information of ACCELERATE or ACCELERATE’s Affiliates and Licensee shall treat in confidence any information relating to the Modified human K562 cells or Modifications save for information that is in the public domain through no fault of their obligations herein.

6.2	Return or Destruction of Confidential Information. Upon termination or expiration of this Agreement, or at any other time upon Discloser’s request, Recipient will either destroy or promptly return to Discloser any and all Confidential Information, in any tangible form, except for electronic copies of data, except that Recipient will be entitled to retain one (1) archival copy of such Confidential Information strictly for legal purposes. Recipient will use commercially reasonable efforts to destroy all copies of Discloser’s Confidential Information that are stored in electronic form, upon Discloser’s request; provided however, neither Party will not be required to destroy any computer files stored securely by such Party or its Affiliates that are: (a) created during automatic system back up; or (b) retained for legal purposes by the legal department of Recipient or its Affiliates.

6.3	Notwithstanding anything to the contrary in this Agreement, where ACCELERATE is the Recipient, it is agreed that ACCELERATE may disclose all or any part of the Confidential Information to its Affiliates on the basis that ACCELERATE shall procure that such Affiliates shall also agree to treat the information as confidential.

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7	Term and Termination

7.1	Term. This Agreement shall commence on the Effective Date and continue for the Term provided that it is not earlier terminated as set forth in this Clause 7.

7.2	Termination by Notice. Licensee shall be entitled to terminate this Agreement at any time by giving not less than two (2) months’ written notice to ACCELERATE.

7.3	ACCELERATE shall be entitled to terminate this Agreement forthwith by giving written notice to Licensee if:

7.3.1	Licensee commits any breach of this Agreement and if the breach is capable of remedy, fails to remedy it within thirty (30) days after being given a written notice containing full particulars of the breach and requiring it to be remedied; or

7.3.2	an encumbrancer takes possession, or a receiver is appointed, of any of the property or assets of Licensee; or

7.3.3	Licensee makes any voluntary arrangement with its creditors; or

7.3.4	Licensee goes into liquidation (except for the purpose of amalgamation or reconstruction and so that the resulting Licensee effectively agrees to be bound by or assume the obligations imposed on Licensee under this Agreement); or

7.3.5	Licensee ceases, or threatens to cease, to carry on business.

7.4	Rights Upon Expiration. Neither Party shall have any further rights or obligations upon the expiration of this Agreement; Provided, however, that upon such expiry, Licensee shall be required to continue to abide by its non-disclosure obligations as described in Clause 6, and its obligation to indemnify ACCELERATE as described in Clause 3.2.

7.5	Rights Upon Termination. Termination of this Agreement howsoever caused shall be without prejudice to any other right or remedy a Party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either Party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination. Upon termination of this Agreement, Licensee shall discontinue use of the Licensed Products, Modified human K562 cells and Modifications and shall, upon direction from ACCELERATE, return or destroy any remaining Modified human K562 cells and Modifications.

7.6	Notwithstanding any provision to the contrary, Clauses 2, 3, 4, 5, 6, 7.5, 7.6 and 8 shall survive termination of this Agreement.

8.	ARBITRATION AND APPLICABLE LAW

8.1	Any dispute among the Parties arising out of or in connection with this Agreement or in the performance thereof shall in the first instance be referred to the authorized representatives of the Parties for resolution. If such efforts fail, then the dispute shall be referred to binding arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Center in force at such time which rules shall be deemed to be incorporated by reference into this Agreement. The Tribunal shall consist of one (1) arbitrator chosen by the Singapore International Arbitration Center under its rules if the parties cannot otherwise agree upon an arbitrator.

8.2	The laws of the Republic of Singapore shall apply to the whole of this Agreement, and each party agrees to submit to the non-exclusive jurisdiction of the Singapore courts.

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9.	GENERAL PROVISIONS

9.1	Assignment. This Agreement is personal to Licensee, which shall not be entitled to assign this Agreement, nor any rights granted hereunder to any person without the prior written consent of ACCELERATE.

9.2	Entire Agreement: Modification. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document, which is signed by both parties.

9.3	Severability. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

9.4	Waiver. Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of that party’s rights to the future enforcement of its rights under this Agreement, unless there is an express written and signed waiver for a particular matter for a particular period of time.

9.5	Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified airmail, postage prepaid, or by fax, charges prepaid, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

For Accelerate Technologies:	1 Fusionopolis Way,
#19-10 Connexis North,
Singapore 138632
Attention: [*****],
Vice President, Biotech BMS
Fax No: +65 6463 2675

For Licensee:	See Schedule 1

Notice shall be deemed delivered upon the earliest of (i) when it is received, (ii) three (3) days after deposit into the mail; (iii) the date notice is sent via fax,; or (iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

9.6	Contracts (Rights of Third Parties). Save to give effect to the rights accruing to any of ACCELERATE’s’ Affiliates under this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) or otherwise to enforce any terms and conditions of this Agreement.

9.7	Novation. If, at any time after the date of this Agreement the functions and operations of ACCELERATE are assigned, merged, transferred into or otherwise forms part of another organization (“the New Entity”), such that the New Entity takes over the whole or substantially the whole of ACCELERATE’s operations, then it is agreed that this Agreement may, at the option of ACCELERATE, be novated to the New Entity which will then assume all of ACCELERATE’s rights and obligations hereunder.

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IN WITNESS WHEROF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

ACCELERATE TECHNOLOGIES Pte Ltd

By:	/s/ Authorized Signatory
Date signed:	16 Dec 2020

CytoMed Therapeutics Pte Ltd

By:	/s/ CHOO Chee Kong
Name:	CHOO Chee Kong
Title:	Director

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ACCELERATE-CytoMed Therapeutics Pte Ltd, LA _______________________________ 2020

SCHEDULE 1

1.	LICENSEE

Name:
CYTOMED THERAPEUTICS PTE. LTD.
Address: 21 Bukit Batok Crescent, #17-80 WCEGA Tower, Singapore 658065.
Company Registration No.: UEN: 201808327H.
Addressee for communications:
Tel: [*****]

This license agreement is applicable to Licensee and its Affiliates.

2.	Field of use

Research use of Modified K562 for the expansion of immune cells from human blood.

3.	Technology

[*****]

4.	Licensed Product(s)

[*****]

5.	Effective Date

20h December 2020

6.	Term

5 years extendible on request

7.	Territory

SINGAPORE AND MALAYSIA

8.	Licence Fee

(a) Upfront Technology Access Fee

One-time fee of [*****] payable by 30 days from the effective date.

(b) Royalty Payment:

[*****]

(c) Annual Minimum Payment:

[*****]

(d) Milestone Payments

[*****]

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